EX-99.B-77G

SUB-ITEM 77G: Defaults on senior securities

1.	Illinois Hlth Facs Auth

Waddell & Reed Advisors Municipal High Income Fund

$2,600,000 6.90% Illinois Hlth Facs Auth bonds due 11/15/33
Cusip 45200PZS9
This is a monetary default, with the default date of May 15, 2009
Amount of default per $1,000 face amount is $129
Total Amount of default is $336,375

2.	Inn of the Mountain Gods

Waddell & Reed Advisors High Income Fund

$7,350,000 12.00% Inn of the Mountain Gods bonds due 11/15/10
Cusip 45771VAB9
This is a monetary default, with the default date of May 15, 2009
Amount of default per $1,000 face amount is $225
Total Amount of default is $1,653,750

3.	The Borough of Langhorne Manor

Waddell & Reed Advisors Municipal High Income Fund

$1,850,000 7.30% Langhorne Mnr Boro PA HED bonds due 07/01/12
Cusip 515741BW5
This is a monetary default, with the default date of July 1, 2010
Amount of default per $1,000 face amount is $55
Total Amount of default is $101,288

Waddell & Reed Advisors Municipal High Income Fund

$3,400,000 7.35% Langhorne Mnr Boro PA HEH bonds due 07/01/22
Cusip 515741BX3
This is a monetary default, with the default date of July 1, 2010
Amount of default per $1,000 face amount is $55
Total Amount of default is $187,425

4.	Pine Bluffs Met Dist Co

Waddell & Reed Advisors Municipal High Income Fund

$3,325,000 7.25% Pine Bluffs Met Dist Co bonds due 12/01/24
Cusip 72246RAB9
This is a partial monetary default, with the default date of December 1, 2009
Amount of default per $1,000 face amount is $37
Total Amount of default is $124,325

5.	Spring Hill Golf Corporation

Waddell & Reed Advisors Municipal High Income Fund

$75,000 5.750% Spring Hill Kansas Certificate Participation Bonds due 01/15/06
CUSIP 84965MAC2
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $328
Total amount of default is $24,617

Waddell & Reed Advisors Municipal High Income Fund

$270,000 6.250% Spring Hill Kansas Certificate Participation Bonds due 01/15/13
CUSIP 84965MAE8
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $201
Total amount of default is $54,141

Waddell & Reed Advisors Municipal High Income Fund

$325,000 6.375% Spring Hill Kansas Certificate Participation Bonds due 01/15/20
CUSIP 84965MAF5
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $255
Total amount of default is $82,729

Waddell & Reed Advisors Municipal High Income Fund

$4,470,000 6.500% Spring Hill Kansas Certificate Participation Bonds due 01/15/28
CUSIP 84965MAG3
This is a monetary default, with a default date of January 15, 2005
Amount of default per $1,000 face amount is $391
Total amount of default is $1,746,469